UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2012

HEALTH DIRECTORY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174581	80-0651816
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Hampshire Court

Newport Beach, CA 92660

(Address of principal executive office)

(949) 642-7816

(Registrant's telephone number, including area code)

6312 Seven Corners Center #303, Falls Church, Virginia 22044

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 18, 2012, a Common Stock Purchase Agreement between Health Directory, Inc. and Humaira Haider (“Seller”) and Middle East Ventures FZE (“Purchaser”), was entered into for the sale and purchase by Middle East Ventures FZE of Three Million (3,000,000) shares of Common Stock, par value $0.001, of Health Directory, Inc. (“Registrant”), representing approximately 79.8% of the Registrant’s issued and outstanding common shares.  The shares to be sold represent all of the Seller’s interest in and to any securities of Registrant.  The sale of the shares was completed on July 20, 2012.

There is no family relationship or other relationship between the Seller and Purchaser and there are no arrangements or understanding among the members of the former or new control group with respect to election of directors or other matters.

Pursuant to the terms of the Common Stock Purchase Agreement, the Purchaser acquired 3,000,000 shares of the Registrant’s Common Stock, par value $0.001, for a total of Twenty Five Thousand ($25,000) US Dollars, the “Purchase Price”.

This was a private transaction between Seller and Purchaser and no new shares of the Registrant were sold or issued.

Item 5.01  Changes in Control of Registrant

The information required by this Item 5.01 is incorporated herein by reference to Item 1.01, Entry into a Material Definitive Agreement and Item 5.02, Departure of Directors or Certain Officers; Election of Directors, Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

All funds ($25,000 US Dollars) for the purchase of 3,000,000 shares of the Registrant’s Common Stock, par value $0.001, were provided from the Purchaser’s personal funds.

Item 5.02.  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 20, 2012, the board of directors appointed Rowland W. Day to fill a vacancy on the board of directors.

Humaira Haider, the Company’s Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director resigned from the board of directors and resigned as the Company’s Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director.  Rowland W. Day was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary.  Ms. Humaira Haider resignation as both an officer and director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Rowland W. Day, 78 years of age, President, Chief Executive Officer, Chief Financial Officer, Secretary and Director.  From 2002 to 2011 Mr. Day was the Chief Executive Officer of ROI Healthcare Solutions LLC and from late 2011 to the present has been a consultant to the health care industry.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Day is a party in connection with this appointment as a director and an officer of this Company.

No transactions occurred in the last two years to which the Company was a party in which Mr. Day had or is to have a direct or indirect material interest.

Item 8.01  Other Events

Effective July 20, 2012, the temporary executive office is located at 1 Hampshire Court, Newport Beach, CA 92660.  The telephone number is (949) 642-7816 and the fax number is (949) 642-1274.

Item 9.01  Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Common Stock Purchase Agreement dated July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Directory, Inc.

Date: July 24, 2012	By: /s/ Rowland W. Day
Rowland W. Day
Chief Executive Officer

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